EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-14399) on Form S-8 of World Acceptance Corporation of our report dated June 13, 2024 relating to our audit of the financial statement of World Acceptance Corporation Retirement Savings Plan, as of December 31, 2023, which appears in this Annual Report on Form 11-K of World Acceptance Corporation Retirement Savings Plan for the year ended December 31, 2024.

/s/ RSM US LLP

Atlanta, Georgia
June 18, 2025